Exhibit 10.1

COMMITMENT AGREEMENT

This Commitment Agreement (this “Agreement”) is made as of April 25, 2017, by and among KLR Energy Sponsor, LLC (“Sponsor”), the undersigned (the “undersigned”) and KLR Energy Acquisition Corp. (the “Company”). In connection with the business combination between Tema Oil and Gas Company (“Tema”) and the Company (the “Business Combination”) pursuant to a Business Combination Agreement, dated as of December 20, 2016, by and between the Company and Tema, as may be amended from time to time (the “Business Combination Agreement”), Sponsor seeks to obtain ownership commitments whereby the undersigned agrees to beneficially own the number of public shares of Class A common stock of the Company (“Common Stock”) set forth under his, her or its name on the signature page hereto (such amount, the “Commitment Amount”) immediately prior to the closing of the Business Combination and that such public shares have not been or will not be redeemed against the Company’s trust account in connection with the special meeting (the “Special Meeting”) of the stockholders of the Company to vote on the proposals set forth in the Company’s proxy statement filed with the Securities and Exchange Commission on April 12, 2017 (as may be amended, revised, or supplemented from time to time, the “Proxy Statement”).

1. Redemption. The undersigned agrees that it shall satisfy its obligation to beneficially own a number of public shares of Common Stock equal to the Commitment Amount as of the closing of the Business Combination in accordance with the terms above by electing not to redeem against the Company’s trust account in connection with the Special Meeting a number of public shares equal to the Commitment Amount currently owned by the undersigned. The undersigned represents and warrants to Sponsor that (i) on March 28, 2017, the record date for the Special Meeting, it was the beneficial owner of a number of public shares at least equal to the Commitment Amount, and (ii) on the date hereof, a number of public shares at least equal to the Commitment Amount are beneficially owned by the undersigned. Upon the request of Sponsor, whether in advance of the anticipated closing date of the Business Combination or as of the closing date of the Business Combination, the undersigned shall provide all documentary evidence reasonably requested by Sponsor, including a broker certification, to confirm that (x) the undersigned beneficially owns such public shares of Common Stock at least equal to the Commitment Amount and (y) such public shares have not been redeemed against the Company’s trust account in connection with the Special Meeting.

2. Share Consideration. In consideration of the undersigned’s performance of its obligations described herein, on the business day following the completion of the Business Combination, Sponsor shall transfer, or cause to be transferred, to the undersigned 37,212 shares of Common Stock (the “Share Consideration”).

3. Delivery of Share Consideration. The delivery of the Share Consideration is conditioned upon (i) the closing of the Business Combination and (ii) the satisfaction of each party’s respective obligations hereto (or written waiver by the other party hereto).

4. Expenses. The undersigned shall pay all of its own expenses in connection with this Agreement and the transactions contemplated hereby.

5. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York, seated in New York County and any federal court sitting in the Southern District of New York (and any applicable courts of appeal thereto) over any suit, action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each party hereto hereby waives any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

6. Registration Rights. The Company agrees that the Share Consideration to be received by the undersigned will be registered on the registration statement contemplated by Section 5 of that subscription agreement, dated as of December 20, 2016, by and between the Company, the Sponsor and the undersigned (the “Subscription Agreement”), and Company and the undersigned agree that the registration of such Share Consideration will be subject to the terms and conditions of Section 5 of the Subscription Agreement.

7. Investor Questionnaire; Form W-9. In connection with the execution of the Subscription Agreement, the undersigned executed and delivered an Investor Questionnaire and the Form W-9 in the forms attached thereto. The representations and warranties in the Investor Questionnaire of the undersigned and/or entities designated by the undersigned shall be true and correct as of the date thereof and the date hereof, and as of the date of the Closing as if made on and as of such date. The undersigned agrees to promptly notify the Company and provide it with the relevant updated information for any change in circumstances at any time on or prior to the Closing.

8. Tax Treatment. For U.S. federal income tax purposes (and for purposes of any applicable state or local tax that follow that U.S. federal income tax treatment), the parties agree that the Company has directed Sponsor to transfer to the undersigned the Share Consideration on behalf of the Company, in lieu of the transfer by Sponsor of such shares to the Company for cancellation in exchange for no consideration and the reissuance of such shares by the Company to the undersigned pursuant to this Agreement.

9. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) is expected to occur on the business day following the completion of the Business Combination. Upon the business day following the satisfaction of the conditions of the Business Combination and obligations of each party’s respective obligations hereto (or written waiver by the other party hereto), Sponsor shall deliver (or cause the delivery of) the Share Consideration in book entry (electronic) form to the undersigned or to a custodian designated by the undersigned, as applicable.

10. Expiration. In the event that the closing of the Business Combination does not occur, this Agreement shall be terminated with no further force or effect.

[Signature page follows]

UNDERSIGNED
The K2 Principal Fund, L.P.

Commitment Amount: 430,000 shares of Common Stock

By:	/s/ Shawn Kimel
Name:	Shawn Kimel
Title:	Managing Partner

Address:	2 Bloor St. West, Suite 801
Toronto, Ontario, Canada M4W 3ED

ACKNOWLEDGED AND AGREED:

KLR ENERGY SPONSOR, LLC

By:	KLR Group Investments, LLC,
its managing member

By:	/s/ Edward Kovalik
Name:	Edward Kovalik
Title:	Manager

KLR ENERGY ACQUISITION CORP.

By:	/s/ Gary C. Hanna
Name:	Gary C. Hanna
Title:	Chief Executive Officer